EXHIBIT 10.6
THIRD AMENDMENT TO LEASE AGREEMENT

    THIS THIRD AMENDMENT TO LEASE AGREEMENT (the “Third Amendment”) is made as of November __, 2021 (the “Effective Date”) by and between GEORGIA RE FIELDS, LLC, a Georgia limited liability company (the “Landlord”), and MIMEDX GROUP, INC., a Florida corporation (the “Tenant”), with reference to the following recitals:

RECITALS:

WHEREAS, HUB Properties, GA, LLC, a Delaware limited liability company (the “Original Landlord”) and Tenant entered into that certain Lease dated as of January 25, 2013 (the “Original Lease”) related to the real property and improvements located at 1775 W. Oak Commons, Marietta, Georgia (the “West Oak Property”), said improvements consisting of 79,854 square feet, including parking and other facilities located on the West Oak Property: and

WHEREAS, CPVF II West Oak, LLC, successor in interest to the Original Landlord, and Tenant entered into that certain First Amendment to Lease/Service Modification dated March 7, 2017 amending the Original Lease (the “First Amendment”); and

WHEREAS, Georgia RE Fields, LLC, successor in interest to CPVF II West Oak, LLC, and Tenant entered into that certain Second Amendment to Lease letter agreement dated as of August 29, 2018 further amending the Original Lease (the “Second Amendment”); and

WHEREAS, Landlord and Tenant desire to further modify the Lease to extend the term of the Lease and make certain other adjustments to Landlord’s and Tenant’s respective rights and obligations under the Lease, as more particularly set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby acknowledge and agree as follows:

1.The Lease. The Original Lease, as amended by the First Amendment, the Second Amendment and this Third Amendment shall be referred to herein as the “Lease.” All capitalized terms not otherwise defined herein shall have the same meanings ascribed to such terms in the Lease. In the event of any inconsistency between the terms and provisions of the Lease and those of this Third Amendment, the terms and provisions of this Third Amendment shall control. This Third Amendment shall be binding upon the successors and assigns of the parties hereto.

2.Extension of Term; Option to Renew. The term of the Lease shall be extended for a period of twenty-four (24) months, commencing January 31, 2023 and expiring January 31, 2025 (the “Extended Term”). Further, Tenant shall have the right to extend the term for an additional 12-month period from February 1, 2025 to January 31, 2026 (the “Option Period”), provided Tenant delivers written notice to Landlord of Tenant’s desire to extend on or before January 31, 2024. All of the terms, covenants and provisions of the Lease applicable immediately prior to the expiration of the Extended Term shall apply to the Option Period except that (i) the Annual Fixed Rent shall be as provided in Paragraph 3 below and (ii) Tenant shall have no further right to extend the term of this Lease beyond the Option Period.

3.Annual Fixed Rent. Commencing February 1, 2023, Tenant shall pay Annual Fixed Rent as follows:
        Annual Rate        Annual        Monthly
Period            Per Square Foot        Fixed Rent    Fixed Rent
2/1/2023 to 1/31/2024    $15.00            $1,197,810.00    $99,817.50
        2/1/2024 to 1/31/2025    $15.45            $1,233,744.30    $102,812.03

        Option Period
        2/1/2025 to 1/31/2026    $15.91            $1,270,477.14    $105,873.10

4.Broker. Tenant represents and warrants that Tenant is represented by Newmark (“Broker”) with regard to this Third Amendment and to Tenant’s and Landlord’s knowledge, no other broker(s) has participated in any negotiations related to this Third Amendment or is entitled to any commission in connection herewith. Tenant hereby indemnifies and holds harmless Landlord from and against any and all claims of any other broker(s) claiming under Tenant in connection with this Third Amendment. Landlord has contracted separately to pay Newmark a commission for this transaction.

5.Deletion of Original Option to Renew. Landlord and Tenant hereby acknowledge and agree that the right to extend the Lease for the Option Period as provided in Paragraph 2 above shall be in substitution for Tenant’s right to extend the Lease pursuant to Section 2.3 of the Original Lease. Accordingly, Section 2.3 of the Original Lease is hereby deleted in its entirety.

6.Miscellaneous. Except as expressly altered or amended in this Third Amendment, all the terms, covenants and conditions of the Lease are, and shall continue to be, in full force and effect. This Third Amendment shall be governed by the laws of the State of Georgia without regard to its principles of conflicts of laws. This Third Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings. This Third Amendment may be modified, amended, changed, or terminated only by an agreement in writing signed by all parties hereto. No waiver shall be deemed to have been made by any party of any of its rights under the Lease unless the same is in writing and is signed on its behalf by an authorized signatory. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. This Third Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Third Amendment in electronic (e.g., “pdf” or “tif”) format by email shall be as effective as delivery of a manually executed counterpart of this Third Amendment. In the event that one or more of the provisions of this Third Amendment should, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Third Amendment, and such provision (or part thereof) shall be ineffective to the extent of such invalidity, illegality, or unenforceability.

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[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the Effective Date above written.

LANDLORD:	TENANT:
GEORGIA RE FIELDS, LLC	MIMEDX GROUP, INC.
BY: Fields-Realty, LLC
ITS: Manager

By: /s/ Kim B. Fields	By: /s/ Peter M. Carlson
Name: Kim B. Fields	Name: Peter M. Carlson
Title: Authorized Member	Title: Chief Financial Officer

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